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                                                                     EXHIBIT 2.3


                                October 20, 1999



ICM Communications Integration, Inc.
4122 128th Avenue, S.E., Suite 300
Bellevue, Washington  98006
Attn:  Dennis Schillinger


The Persons on Attached Schedule I


                  Re: Agreement and Plan of Merger dated August 13, 1999

Dear Ladies and Gentlemen:

                  This letter agreement serves as an amendment to the Agreement and Plan of Merger dated as of August 13, 1999 (the "Agreement") by and among PentaStar Communications, Inc., OC Mergerco 2, Inc., ICM Communications Integration, Inc. and the Shareholders of ICM Communications Integration, Inc. All capitalized terms used in this letter agreement without definition have the respective meanings given to them in the Agreement.

                  The parties hereby amend the Agreement as follows:

                  1. The Closing shall occur at 8:00 a.m. Denver, Colorado time on Monday, October 25, 1999, the proposed date on which PentaStar's Registration Statement will be declared effective by the SEC. At the Closing, PentaStar will deliver a promissory note in the form attached as Exhibit A (the "Temporary Note") in an amount determined pursuant to clause (a) of Section 2(k) of the Agreement (the "Cash Purchase Price Amount"), rather than delivering cash in such amount at the Closing. Upon closing of the IPO, cash in an amount equal to the Cash Purchase Price Amount will be delivered as specified in Section 2(k) of the Agreement in exchange for the return of the Temporary Note to PentaStar and its cancellation. All other Closing conditions set forth in Sections 6.1 and 6.2 of the Agreement shall be completed at the Closing as set forth in such Sections. If the closing of the IPO does not occur by the close of business on October 29, 1999, the Closing shall be unwound and rescinded effective as of 8:00 a.m. Denver, Colorado time on Monday, October 25, 1999 as if it had never occurred, and the Agreement will remain in full force and effect until terminated in accordance with its terms. In order to facilitate such unwinding and rescission if necessary, the Company will not be merged into the Acquiror until cash in an amount equal to the Cash Purchase Price Amount is delivered as specified in Section 2(k) of the Agreement.

                  2. (a) The definition of "Cash" set forth in Exhibit 1.1(a) is amended and restated to read in its entirety as follows:


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                    Cash means the sum of (a) the amount of cash and cash
                    equivalents held by the Company at 11:59 p.m. Pacific Standard Time ("PST") on October 19, 1999 which continues to be held by the Company on the Closing Date plus (b) the amount of cash received by the Company in respect of the August/September Receivables between 12:00 a.m. PST on October 20, 1999 and the Closing Date which continues to be held by the Company on the Closing Date. "Cash" for purposes of this Agreement, including, without limitation, for purposes of calculating Cash held by the Company to determine the amount of Cash to be set forth on the Estimated Closing Date Balance Sheet or on the Closing Date Balance Sheet pursuant to Section 2 or for making any other calculation or determination pursuant to Section 2 or any other section of the Agreement, shall not include any other cash or cash equivalents ("Other Cash") which are acquired by the Company between 12:00 a.m. PST on October 20, 1999 and the Closing Date. Such Other Cash shall be separately set aside by the Company until the Closing Date and shall be the property of PentaStar upon the Closing Date.

                    (b) A definition of "August/September Receivables" is added to Exhibit 1.1(a) to read in its entirety as follows:

                    August/September Receivables means commissions received by the Company prior to the Closing Date or by the Acquiror on or after the Closing Date pursuant to the US West Contract in respect of, and only in respect of, (a) customer's orders that were submitted to and accepted by US West in August or September 1999 or (b) customer installations completed by US West in August or September 1999, but in either case net of the amount of any related Cash Covered Accrued Commission Liability.

                    (c) The definition of "Payment Period" set forth in Exhibit 1.1(a) is deleted.

                    (d) If, after the Closing Date, the Acquiror receives payment from US West in respect of an August/September Receivable, the Acquiror will immediately deliver the

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amount of such August/September Receivable, netted as set forth in the definition thereof, to the Shareholders in the same proportions that the Cash Purchase Price Amount is paid to them pursuant to Section 2(k) of the Agreement.

                    (e) During the 180 day period following the Closing Date, no Shareholder will, and no Shareholder will permit such Shareholder's agents or attorneys to, contact US West concerning the Closing Accounts Receivable.

                    (f) If the closing of the IPO does not occur by the close of business on October 29, 1999, Section 2 of this letter agreement shall be of no further force and effect and the changes to the Agreement described in this
Section 2 shall be void ab initio.

                  3. Notwithstanding the definition of "Retained Liabilities," the amount of the Retained Liability to the Acquiror in respect of the Simple IRA Plan is $14,634.67 if the closing of the IPO occurs on or before October 31, 1999. If the closing of the IPO occurs after that date, the amount of such Retained Liability would be the amount accrued in respect thereof in the ordinary course of business consistent with the 1999 accruals for such liability.

                  4. Section 3.1(j) of the Agreement is amended and restated in its entirety to read as follows:

                    (j) Notes and Accounts Receivable. The $1,267,000.00 net amount of the notes and accounts receivable of the Company reflected on its Latest Balance Sheet, and all notes and accounts receivable arising on or prior to the Closing Date, arose and will arise from bona fide transactions by the Company in the ordinary course of business and will be paid to PentaStar as set forth in Section 5.8.

                  5. Exhibit 1.1 (c) is amended and restated in its entirety by
Exhibit 1.1(c) attached hereto.

                  6. Exhibit 1.1 (d) is amended and restated in its entirety by
Exhibit 1.1(d) attached hereto.

                  7. Exhibit 3.1(b)(ii) is amended and restated in its entirety by Exhibit 3.1(b)(ii) attached hereto.

                  8. Exhibit 3.1(c) is amended and restated in its entirety by
Exhibit 3.1(c) attached hereto.

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                  9. Exhibit 3.1(e)(iv) is amended and restated in its entirety by Exhibit 3.1(e)(iv) attached hereto.

                  10. Exhibit 3.1(e)(vi) is amended and restated in its entirety by Exhibit 3.1(e)(vi) attached hereto.

                  11. Exhibit 3.1(g)(i) is amended and restated in its entirety by Exhibit 3.1(g)(i) attached hereto.

                  12. Exhibit 3.1(h) is amended and restated in its entirety by
Exhibit 3.1(h) attached hereto.

                  13. Exhibit 3.1(k) is amended and restated in its entirety by
Exhibit 3.1(k) attached hereto.

                  14. Exhibit 3.1(m)(i) is amended and restated in its entirety by Exhibit 3.1(m)(i) attached hereto.

                  15. Exhibit 3.1(m)(iii) is amended and restated in its entirety by Exhibit 3.1(m)(iii) attached hereto.

                  16. Exhibit 3.1(s) is amended and restated in its entirety by
Exhibit 3.1(s) attached hereto.

                  17. Exhibit 3.1(t) is amended and restated in its entirety by
Exhibit 3.1(t) attached hereto.

                  18. Exhibit 3.3(a)(ii) is amended and restated in its entirety by Exhibit 3.3(a)(ii) attached hereto.

                  19. Exhibit 3.3(a)(x) is amended and restated in its entirety by Exhibit 3.3(a)(x) attached hereto.

                  20. Exhibit 4.8 is amended and restated in its entirety by
Exhibit 4.8 attached hereto.


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                  By signing below, you acknowledge and agree that (a) this
letter agreement amends the Agreement as set forth above, (b) in the event of any conflict between this letter agreement and the Agreement, this letter agreement shall control, and (c) the Agreement, as amended by this letter agreement, remains in full force and effect.

                                            Very truly yours,

                                            PENTASTAR COMMUNICATIONS, INC.


                                            By:        /s/ Craig J. Zoellner
                                               --------------------------------
                                            Name:      Craig J. Zoellner
                                            Title:     President


                                            OC MERGERCO 1, INC.


                                            By:        /s/ Craig J. Zoellner
                                               --------------------------------
                                            Name:      Craig J. Zoellner
                                            Title:     President

         Agreed and accepted this 20th day of October, 1999, effective as of August 13, 1999.


                                            ICM COMMUNICATIONS INTEGRATION, INC.


                                            By:        /s/ Dennis Schillinger
                                               --------------------------------
                                            Name:      Dennis Schillinger
                                            Title:     President

                                            SHAREHOLDERS:



                                            /s/ Dennis Schillinger
                                            -----------------------------------
                                            Dennis Schillinger

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                                            /s/ N. van Gelder
                                            -----------------------------------
                                            Nicolas van Gelder


                                            /s/ Norma A. Douthit
                                            -----------------------------------
                                            Norma Douthit


                                            /s/ John R. Hall
                                            -----------------------------------
                                            John Hall


                                            /s/ Charles E. Gibson
                                            -----------------------------------
                                            Charles Gibson


                                            /s/ Jeannette D. Murphy
                                            -----------------------------------
                                            Jeanette Murphy


                                            /s/ R. Johnson
                                            -----------------------------------
                                            Rick Johnson


                                            /s/ Ed Peterson
                                            -----------------------------------
                                            Ed Peterson




Spouses of Shareholders (not Shareholders)



/s/ Monica Schillinger
------------------------------------------
Monica Schillinger


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/s/ Kirsten van Gelder
------------------------------------------
Kirstin van Gelder



/s/ David T. Douthit
------------------------------------------
David T. Douthit



/s/ Judy Gibson
------------------------------------------
Judy Gibson



/s/ Dennis M. Balascio
------------------------------------------
Dennis M. Baluseio



/s/ MA Johnson
------------------------------------------
Margaret Johnson



/s/ Glenda Blackburn
------------------------------------------
Glenda Blackburn



cc:   Patrick Moran, Esq.


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                                   SCHEDULE I

Dennis Schillinger
Nicolas van Gelder
Norma Douthit
John Hall
Charles Gibson
Jeanette Murphy
Rick Johnson
Ed Peterson



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